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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       (Amendment No. _________________ )

                                FUTURA CC, INC.
--------------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

           NEVADA                         7011                   95-4832352
-----------------------------  ----------------------------  -------------------
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S.  Employer
incorporation or organization)  Classification Code Number)  Identification No.)


 15315 MAGNOLIA BOULEVARD, SUITE 410,  SHERMAN OAKS, CA 91403   TEL(818)382-136
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)


 15315 MAGNOLIA BOULEVARD, SUITE 410,  SHERMAN OAKS, CA 91403   TEL(818)382-136
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

                            MICHAEL A. CARDENAS, ESQ.
 15315 MAGNOLIA BOULEVARD, SUITE 410,  SHERMAN OAKS, CA 91403   TEL(818)990-140
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)


                Approximate date of proposed sale to the public
                                  JULY 15, 2001

               --------------------------------------------------

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

               --------------------------------------------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

               --------------------------------------------------

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

               --------------------------------------------------

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                           CALCULATION OF REGISTRATION FEE

   Tile of each         Dollar          Proposed          Proposed
class of securities    amount to    maximum offering   maximum aggregate     Amount  of
 to be registered    be registered  price  per  unit    offering  price   registration fee
Series A             $ 100,000,000  $           1.00   $     100,000,000  $         25,000
Preferred



Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions to Rule 457 (Sec.230.457
                                                           --------
of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of
                         ----------
the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                 FUTURA CC, INC.
                              A Nevada Corporation

                           Initial Public Offering of
                     Series A Preferred Stock  (Convertible)

                                  $100,000,000
                              Total Amount Offered

  TITLE OF EACH      PROPOSED        PROPOSED
    CLASS OF      DOLLAR AMOUNT       MAXIMUM          MAXIMUM        AMOUNT OF
SECURITIES TO BE      TO BE       OFFERING PRICE      AGGREGATE     REGISTRATION
   REGISTERED       REGISTERED       PER UNIT      OFFERING PRICE        FEE
----------------------------------------------------------------------------------
Series A          $  100,000,000  $          1.00  $   100,000,000  $      25,000
Preferred

                           Underwriter's Commissions:
                         None - Underwritten by Offerror

                               Proceeds to Issuer:
                               Up To $100,000,000

                      Net Proceeds to Selling Shareholders:
                                 Not Applicable

                         Prospectus Dated - July 1, 2001

                              Name of Underwriter:
                                Futura CC, Inc.,
                              A Nevada Corporation

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT BECOME EFFECTIVE. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF AN SUCH STATE.

                               PROSPECTUS SUMMARY

     Futura CC, Inc. is a Nevada corporation formed on March 14, 2000 for the express purpose of investing in tourism opportunities in the Republic of Croatia. This initial offering is designed to obtain substantial initial capital through the purchase of savings bank books previously issued by Ljubljanska Banka, located in Slovenia, to individual customers of the bank. The savings bank books evidence individual holdings of foreign currency deposits with Ljubljanska Banka such as the Swiss Franc, Deutschmark, and U.S. Dollar from communist-era external earnings.

     The intended offerees of these securities are the individual customers of Ljubljanska Banka who are now unable to access or withdraw their funds due to a corporate re-organization shortly after the break up of Yugoslavia and which spun off all of Ljubljanska Banka's assets but no obligations into a new bank named Novi Ljubljanska Banka (New Ljubljana Bank). Neither the New or Old Ljubljana Banks will honor their obligation to the individual depositors in any currency.

     Corporate management believes that if a United States based corporation such as Futura CC, Inc. is able to acquire a substantial aggregation of the bank books evidencing deposits of hard currencies as capital, that Ljubljanska Banka and Novi Ljubljanska Banka will be motivated to honor the obligations of the previously issued savings bank books.

     If Futura CC, Inc. is successful in obligating the New or Old Ljubljana Banks to honor their bank deposit obligations, management intends to use such assets for the acquisition of tourism based assets and projects in Croatia to enhance revenues and book values.

     The securities offered herein consist of 100,000,000 Series A Preferred Shares at $1.00 per share which will be sold to the Croatian general public in exchange for 80% of the value of their Ljubljanska Banka hard currency deposits set forth in the purchaser's bank books. The value of the hard currency deposits in the bank books will be calculated based on the prevailing rate of exchange for the foreign currency as reported by Reuters on the record date of sale of the shares. The Series A Preferred Shares pay an annual dividend of 1% per annum, first dividend due 90 days after the record date of sale, are convertible to common stock at the rate of 10 preferred shares to 1 share of common stock after five years, and are restricted from sale for a period of one year and one day after the record date of sale.

     There are substantial risks involved in the investment in these shares as set forth in more detail later in this prospectus under the "Risk Factors" headings. Some of these risks include, but are not limited to: political uncertainty; lack of experience of the management team; lack of operations and earning history; inability to convert the bank books to usable or liquid assets; regional economic instability; the possibility of war and civil strife in the Balkan region; and the possibility of the loss of the entire investment.

                              PLAN OF DISTRIBUTION


OFFEREES.

     The securities herein will be offered to individual resident of the Republic of Croatia who have previously invested their hard currency savings in savings accounts with the Ljubljanska Banka located in Slovenia. Inasmuch as the individual holders of the savings books are unable to receive currency of any type from Ljubljanska Banka due to a corporate restructure, the Company proposes to swap 80% of the value of the bank books, converted to U.S. Dollars as of the record date of sale at the currency exchange rate reported by Reuters on that day, in exchange for the shares in the Company which are being offered at $1.00 per share.

     The offer for the exchange of the bank books will be made at informal "town hall" meetings and publicly advertised conferences to discuss Ljubljanska Banka's failure to honor their bank book obligations and this prospectus will be distributed for consideration. Interested prospective investors will then be directed to regional brokerage houses to execute the subscription documents along with a notarized assignment of bank book. The date of the execution of the subscription agreement, assignment of the bank book, and tender of the custody of the bank book to the regional brokerage house will be the "record date" of sale for currency conversion purposes.

DEPOSIT  OF  BANK  BOOKS  WITH  ESCROW  AGENT.

     The assigned bank books that have been tendered by the investor will initially be held by the regional brokerage firm in the Republic of Croatia and will thereafter will be transmitted (not later than noon on the seventh business day after receipt) to Corporate Stock Transfer, Denver, Colorado which is the "Escrow Agent" for this offering. The books will be deposited into a safe deposit box which has been opened under an Escrow Agreement between the Escrow Agent, the Bank and the Company.

SELLING  AGENTS.

     The Company will sign Selling Agreements with broker-dealers which are members of the Zagreb Stock Exchange. The broker-dealers will use their "best efforts" to sell shares of common stock in this offering behalf of the Company, up to the Maximum Offering of 100,000,000 shares, at a purchase price of $1.00 per share. The offering price and the number of shares of preferred stock offered for sale in this offering was determined by the Company by taking into account the historical and expected operations of the Company, the conditions of the equity markets for raising money for corporations in the tourism sector, and other factors.

     Subject to sale of the Offering of 100,000,000 shares of preferred stock before the Termination Date, the Company will pay to the Selling Agents a sales commission equal to $0.005 per share for all the shares which each of the Selling Agents sell in the offering. All of these amounts may be paid in cash and/or in restricted shares of common stock, at a price of $1.00 per share, at the election of the Selling Agents.

     In the Selling Agreements, the Company and any Selling Agents will agree to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Commission has taken the position that such indemnification provisions generally are unenforceable and against public policy.

WHO  SHOULD  INVEST.

     An investment in the Company is suitable only for those persons who have sufficient financial and other resources to maintain their current and future standard of living regardless of the outcome of their investment in the Company. Investors should clearly understand that an investment in the Company is subject to high risks, and it is possible that the investors could lose the value of their bank book which is exchanged for the investment in the Company.

     Each prospective investor must provide information (by completing the Questionnaire and Subscription Agreement) for the Company to have a reasonable basis to believe that the investor can sustain the loss of the bank book with no adverse affect to the investor's financial status.

HOW  TO  SUBSCRIBE.

     Investors must complete and sign the Questionnaire and Subscription Agreement (and Purchaser Representative form, of applicable), and return the documents to the Company (or the Selling Agent, if applicable) with the original bank book and notarized assignment of the bank account for the shares of preferred stock to be purchased. No shares of preferred stock will be sold unless the Company accepts the Questionnaire, Subscription Agreement, bank book and bank account assignment. If the Questionnaire, Subscription Agreement, bank book and account assignment are accepted, a copy of each signature page thereof with the Company's signature of acceptance will be sent to the investor. Certificates for the shares of preferred stock purchased in the offering will be sent to investors (or to broker-dealer firms designated by the investors for deposit into accounts designated by the investors) promptly after the close of this offering. If the Questionnaire, Subscription Agreement, bank book and account assignment are rejected by the Company, the Company promptly will so advise the subscriber, and return the original Questionnaire and Subscription Agreement to the investor with the subscriber's bank book and original assignment.

LIMITATIONS  AND  RESALE  OF  SECURITIES.


     This offering of preferred stock has been registered with the U. S. Securities and Exchange Commission, and is being conducted pursuant to all relevant rules and regulations pertinent thereto. The shares sold in this offering will be "restricted securities" under the Securities Act and cannot be sold for a period of one year from the date of the sale.

     The Company has never sold "free trading" shares of common stock or any other securities pursuant to a registration statement filed with the Commission. Except for approximately 50,000,000 shares of common stock which were sold by the Company to the officers and directors upon the formation of the Company, there are not other outstanding or issued shares. These restricted securities were offered and sold under exemptions from registration under the Securities Act, which are available pursuant to section 3(b) or 4(6) of the Securities Act. Resales to the public of the shares of common stock which are currently outstanding, and of shares of common stock into which outstanding shares of preferred stock may be converted in the future, and the resale to the public of the shares of common stock which are purchased in this offering, will be permitted only in accordance with the manner and notice of sale requirements, the limitations on the number of shares which can be sold, and the other requirements of rule 144.

     In general, rule 144 permits the holder of restricted securities to sell, in any three month period, an amount of securities of the issuer which does not exceed one percent of all the outstanding securities of the issuer. Rule 144 sales must be made to a market maker or in brokerage transactions, and a Notice of Sale on Form 144 must be filed with the Commission. If the securities were acquired in a transaction with the issuer which was exempt under section 4(2) or section 4(6) of the Securities Act, the securities must be held for a minimum of one year after purchase.

     Under rule 144(k), restricted securities which have been held by non-affiliated of the issuer for at least two years may be sold without having to comply with the volume, manner of sale or notice filing requirements of rule 144, provided that the seller has not been affiliated with the issuer for at least three months prior to the date of sale of the restricted securities.

                           FORWARD LOOKING STATEMENTS

     Except for the historical information which is contained in this Memorandum, all of the information in this Memorandum are "forward looking" statements about the Company's expected future business and financial performance. These statements involve known and unknown risks, including the risks resulting from economic and market conditions, accurately forecasting operating and capital expenditures, competition, uncertainties of litigation, and other business conditions. These forward looking statements are subject to uncertainties and assumptions. The actual operating results and financial performance may prove to be very different from what the Company predicts or anticipates as of the date of this Memorandum. The risks discussed under "Risk Factors" below specifically address some of the factors that my influence future operating results and financial performance.

                                  RISK FACTORS

     An investment in the preferred stock of the Company involves substantial risks, and should only be purchased by persons who can afford to lose their entire investment. Prospective investors should carefully consider the following factors, in addition to the other information and financial data in this Memorandum, before making an investment. The Company will provide copies of any documents referred to in this Memorandum, and will help any prospective investor obtain information which is available to help him or her understand the Company and its business prospects.


RISK  FACTORS  RELATING  TO  THE  COMPANY.

     No Prior Operating or Earnings History: The Company has no prior operating or earnings history. The Company was formed for the sole and exclusive reason of obtaining the Ljubljanska Banka bank books in order to require the bank to honor its deposit commitments and allow the Company to obtain the needed initial capital for the purchase of tourism based assets. The Company was formed on March 14, 2000, and has not conducted any operations of any kind, has no revenues, and no potential sources on income for the foreseeable future. No taxes, wages, expenses or other expenditures of any kind have been made by the Company to date.

     The Company Holds No Assets: The Company has no significant assets of any type with the exception of the initial operating bank account at California Federal Bank in Sherman Oaks, California. The California Federal Bank account only contains the proceeds of the initial shareholder's, director's and officer's purchase of non-registered, privately-offered shares at the par value of the common stock. Accordingly, the bank account presently holds approximately $5,000.00.

     No Contracts in Hand and No Assurance from Ljubljanska Banka Re: Honoring of Deposit Book Obligations: No discussions have been held, nor have any contracts been executed with Ljubljanska Banka or Novi Ljubljanska Banka with respect to the possible acceptance and honoring of the bank deposit books that will be exchanged for preferred shares in the Company. There are no assurances or guarantees that the possession of the bank books, even in a large aggregation, will lead to obtaining or securing tangible, liquid assets for the purchase of tourism properties. There is always a possibility that Ljubljanska Banka or Novi Ljubljanska Banka will cease operations or otherwise fail to honor the obligations of the bank books sought through this offering.

     Dependence on Management. The Company is dependent upon the services of Bozidar Vukasovic, President and a Director of the Company, upon Moshe Leichner, Chairman, Treasurer, Vice-President of U.S. Operations, and a Director of the Company, upon Michael A. Cardenas, Esq., the Secretary and a Director of the
Company, upon Shabtay Israel, the Vice-President of Croatian Operations and a Director, and upon Zvi Leichner, a Director of the Company. The officers of the Company have principal responsibility for the management of the Company and for recommendations to the Board, which exercises final authority over business decisions. Consequently, the loss of the services of such officers and directors would be detrimental to the Company. The Company has no key person life insurance on any office or director.

     Political Uncertainty. While the current political regime in the Republic of Croatia was placed in power after free, democratic elections, there has been as considerable history of unstable political policies and institutions in the country. While the Republic of Croatia has made significant improvements in an expanding capitalist environment, there are significant obstacles to its further expansion given its proximity in time to very recent communist and transition governments. Croatia is presently eligible for associate membership in the European Union as well as the World Trade Organization. While western nations have made significant investments in the country, the possibility of political instability still remains a substantial risk factor.

     Lack of Experience of the Management Team: While the management team as a whole has significant and extensive management, finance, legal, and corporate governance experience, none of the members of the team have specific experience with the acquisition of bank account books or tourism properties.

     Regional Political and Economic Uncertainty: The entire Balkan region has been one torn by political and economic strife for centuries. In the near recent history, the region was under the governing control of pro-communist regimes as the former Yugoslavia and portions of the region have been involved in civil war and substantial civil strife. Presently, there is substantial unrest in neighboring Serbia, Montenegro, and the Yugoslavia Federation which could potential cause risk factors to increase in the Republic of Croatia. Some of the increased risk factors include political and economic instability, possible war and civil uprisings, military interventions, supply interruptions, and refugee relocations.

     Dilution By Management: The Company is authorized to issue additional preferred stock other than that offered herein. The preferred stock may be issued in series from time to time with such designations, rights, preferences, and limitations as the board of directors of the Company may determine by resolution. The Company has shares of common stock outstanding which is presently 100% owned by the officers and directors of the Company. Any transaction of any nature which requires shareholder approval can be acted upon at this time solely by the management of the Company and the board of directors has the authority to issue additional preferred shares without shareholder approval. Additionally, there are an additional 50,000,000 authorized but not issued shares of common stock in the Company which may be sold privately or publicly upon the vote of the present management. The securities offered herein are non-voting shares until they are converted to common stock at the rate of 10 shares of preferred Series A to 1 share of common stock which occurs 5 years from the close of this offer. Accordingly, the securities herein do not provide the subscriber with any vote regarding management for a period of five years at which time there may be a significant dilution of the common stock through the sale of common stock or the conversion of other series of preferred stock on different terms as those in this Memorandum.


RISK  FACTORS  INVOLVING  THIS  OFFERING

     Arbitrary Determination of Offering Price. The offering price for the shares, and the amount of preferred stock offered hereby, was determined by the Company by taking into account the ease of conversion of foreign currency deposit books and the need for ease in exchanging shares for bank books, and the Company's business plan. The purchase price of the shares does not necessarily reflect any recognized criteria of value, and should not be considered to indicate that the shares or underlying common stock could be sold at any time for an amount equal to the amount invested by a prospective investor.

     Restriction Upon Transfer of the Shares. The shares of preferred stock purchased in this offering are restricted shares which will not be transferable for a period of one year.

     SEC Registration Required for Contained OTCBB Listing. The Company's stock is not presently listed in the Over-the-Counter Bulletin Board market, an electronic quotation medium for securities traded outside of the Nasdaq stock market. However, management will be taking all steps necessary to meet the requirements necessary to list the stock at the earliest possible time. As such, there is no immediate ability of the investor to determine the value of his or her stock until such time that all reporting requirements have been met and the information will be publicly available to the shareholders. Until such time, if ever, as such coverage and market interest develops, the market for the preferred Series A stock may well remain limited in its capacity to absorb significant amounts of trading volumes.

     Continuing Control by Present Shareholders. Upon the completion of sale of this offering, the Company's present shareholders will own 100% of the outstanding shares of common stock (including shares of common stock issuable on conversion of outstanding shares of preferred stock). Of the 100% of the common stock owned by the present shareholders, 100% is owned by the officers and directors, or their family members. Therefore, the present shareholders will be able to elect a majority of the board of directors and, therefore, control the business and affairs of the Company including all significant corporate actions.

     Indemnification of Management. The Articles of Incorporation of the Company provide that the management will not be liable to the Company or to any shareholder for, and will be indemnified and held harmless by the Company in respect of any act or failure to act, unless such act or failure to act is attributable to gross negligence or willful misconduct, or unless otherwise specified in the Nevada statutes. The Articles also eliminate the personal liability of the directors to the Company and its shareholders for monetary damages for breach of fiduciary duty. The existence of such provisions grants to the shareholders more limited causes of action than they might otherwise have if these provisions were not part of the Articles.

     Immediate and Substantial Dilution. The present shareholders of the Company acquired their common stock at an average cost per share of common stock which is substantially less than $2.00 per share price in this offering. Purchasers in this offering will suffer immediate and substantial dilution in the net tangible book value of their shares.

                                   THE COMPANY

CORPORATE  HISTORY

     Futura CC, Inc. (the "Company"), is a Nevada corporation formed on March 14, 2000, and it is authorized to do business in the State of California where its corporate headquarters is located. The Company headquarters is located at 15315 Magnolia Boulevard, Suite 410, Sherman Oaks, California 91436, telephone
(818) 382-1366, facsimile (818) 382-2212. The Company also maintains a regional office in Croatia located at Vila Slatina - Futura House, Marshala Tita 202, 51410 Opatija, Republic of Croatia.

     The Company was formed for the purpose of investment in tourism opportunities in Croatia and this offering of securities is made to obtain an initial infusion of capital through the exchange of presently non-productive bank books in the hands of the Croatian public. Thereafter, the Company intends to purchase various tourism-based assets such as hotels, casinos, and recreational facilities.

     The Company has no operating history and was formed only recently to pursue the tourism opportunities in the Republic of Croatia.

MANAGEMENT

     Name                       Age  Position                 Director Since
     ----                       ---  --------                 --------------

     Bozidar Vukasovic           59  President; Director                2000

     Michael A. Cardenas, Esq.   41  Secretary; Director                2000

     Moshe Leichner              53  Chairman; Treasurer;               2000
                                     Director; Vice-President
                                     U.S. Operations

     Shabtay Israel              48  Vice-President Croatian            2000
                                     Operations; Director

     Zvi Leichner                30  Director                           2000


     BOZIDAR VUKASOVIC is an international business consultant with formal training from the University of Zagreb as well as the Wharton School of Business. Mr. Vukasovic has spearheaded the fight against Ljubljanska Banka to retrieve the hard currency deposits that the bank refuses to pay to citizens outside of Slovenia.

     MICHAEL A. CARDENAS, ESQ. is an experienced California attorney engaged in numerous business ventures as General Counsel and corporate attorney. He has been engaged to act as General Counsel for all of Futura's legal affairs as well as a member of the board of directors and Secretary of the corporation.

     MOSHE LEICHNER is Mr. Leichner is a long standing business professional in the Southern California region who has extensive experience in senior management of multi-million dollar corporations including constructions companies, financial services firms, and real estate development ventures.

     SHABTAY ISRAEL is a real estate and marketing professional with consulting positions globally. Mr. Israel also has extensive experience as and owner, operator and manager of high fashion clothing imports in Europe, the Far East and South America.

     ZVI LEICHNER is the current president and chief executive officer of a federally regulated foreign exchange clearing house which is headquartered in Southern California. Mr. Leichner is also an accomplished foreign currency trader actively engaged in managing accounts for over eight years.

SIGNIFICANT  EMPLOYEES

          There are no significant employees at the present time with the exception of the officers and directors who are presently serving without compensation at this time.

EMPLOYMENT  AGREEMENTS

     There  are  no  employment  agreements  with  any  person  at  this  time.

COMPENSATION  OF  DIRECTORS

     The Directors presently serve with no compensation at this time however a nominal fee as well as expenses will be offered if cash flow will allow.

EXECUTIVE  COMPENSATION

     The officers of the Company presently receive no compensation, however reasonable compensation packages will be offered should the Company have adequate resources in order to retain the management team.


                   DESCRIPTION OF SECURITIES TO BE REGISTERED

     The securities offered herein consist of 100,000,000 Series A Preferred Shares at $1.00 per share which will be sold to the Croatian general public in exchange for 80% of the value of their Ljubljanska Banka hard currency deposits set forth in the purchaser's bank books. The value of the hard currency deposits in the bank books will be calculated based on the prevailing rate of exchange for the foreign currency as reported by Reuters on the record date of transfer of the shares to the Company. The Series A Preferred Shares pay an annual dividend of 1% per annum, first dividend due 90 days after the record date of sale, are convertible to common stock at the rate of 10 preferred shares to 1 share of common stock after five years, and are restricted from sale for a period of one year after the record date of sale.

     The total authorized common shares in the Company is 100,000,000 (One Hundred Million) of which 50%, or 50,000,000 (Fifty Million) have been issued to the Officers and Directors, or their family members who will continue to maintain effective control of management after the sale of the Series A Preferred shares. The par value of the common stock is $.0001 and such amount has been tendered by the initial shareholders in exchange for their shares and such amounts tendered make up the total capitalization of the Company to date. The common shares issued to the initial shareholders was done pursuant to Regulation D exemption and thus bear Rule 144 restrictions on their transfer.

     The Company is also authorized to issue 100,000,000 (One Hundred Million) Series B Preferred shares and 100,000,000 (One Hundred Million) Series C
Preferred shares which all remain unissued and are not the subject of the offering herein.

     There are no other classes of stock authorized or issued as of the date of this Memorandum and there are no outstanding or existing warrants, options, incentive stock plans, or any other class of security.


                                 USE OF PROCEEDS

     The net proceeds from the sale of the securities herein will only be the assignment of bank books evidencing hard currency deposits with Ljubljanska Banka. Such bank books may or may not be able to be converted into liquid assets, cash or other usable asset. In the event the Company is successful in forcing Ljubljanska Banka to honor its deposit obligations, the resulting cash will be used to acquire tourism based properties such as hotels, casinos and marinas in the Republic of Croatia which will be operated to maximize the book value and revenues of the Company. Any additional amounts left over after acquisitions will be used for working capital including salaries.

                                    DILUTION

     As of August 31, 2000, the net tangible book value of the Company was $5,000.00 or $0.0001 per share of common stock. "Net Tangible Book Value Per Share" represents the total amount of the Company's tangible assets, less the total amount of its liabilities, divided by the total number of shares of common stock outstanding.

     The Company is authorized to issue additional preferred stock other than that offered herein. The preferred stock may be issued in series from time to time with such designations, rights, preferences, and limitations as the board of directors of the Company may determine by resolution. The Company has shares of common stock outstanding which is presently 100% owned by the officers and directors of the Company. Any transaction of any nature which requires shareholder approval can be acted upon at this time solely by the management of the Company and the board of directors has the authority to issue additional preferred shares without shareholder approval. Additionally, there are an additional 50,000,000 authorized but not issued shares of common stock in the Company which may be sold privately or publicly upon the vote of the present management. The securities offered herein are non-voting shares until they are converted to common stock at the rate of 10 shares of preferred Series A to 1 share of common stock which occurs 5 years from the close of this offer. Accordingly, the securities herein do not provide the subscriber with any vote regarding management for a period of five years at which time there may be a significant dilution of the common stock through the sale of common stock or the conversion of other series of preferred stock on different terms as those in this Memorandum.

              SECURITIES OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT

     The following table sets forth certain information about beneficial ownership of the Company's common stock as of August 31, 2000 by each person or group who is known to own more than 5% of the Company's common stock, by each officer and director, and by the officers and directors as a group. Except as otherwise noted, the beneficial owners have sole voting and dispositive power with respect to their shares:

Name and Address                Amount of Shares  Percent of Class
------------------------------  ----------------  -----------------

Midland Euro Exchange, Inc.           11,500,000                23%
770 West Collins Drive
Casper, WY 82601-2300

Michael A. Cardenas, Esq.              1,500,000                 3%
16400 Ventura Blvd., Suite 301
Encino, CA 91436

Bozidar Vukasovic                     12,500,000                25%
Marshala Tital 202
51410 Opatija, Croatia

Rachel Weiner                         11,000,000                22%
11923 Albers Street
N. Hollywood, CA 91607

Dalia Israel                          11,000,000                22%
11560 Amigo Avenue
Northridge, CA 91326

Lucian Alter                           2,500,000                 5%
Burla 13, Apt. 21
Tel Aviv, Israel

                                 CAPITALIZATION

     The Company's authorized capital consists of 100,000,000 shares of $.0001 par value common stock, and 300,000,000 shares of $.0001 par value preferred stock.

COMMON  SHARES

     As of August 31, 2000 there were 50,000,000 shares of fully paid and non-assessable common stock outstanding, held by 6 shareholders of record.

     Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the shareholders; cumulative voting is not permitted in the election of directors.

     Holders of common stock are entitled to receive such dividends as may be declared from time to time by the board of directors out of funds legally available therefore. The Company has not paid any dividends since its inception and anticipates that all earnings, if any, will be utilized for development of the business. It is not likely that dividends will be paid in the future. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. Any shares of preferred stock which are outstanding have prior right to payments upon liquidation.

PREFERRED  STOCK

The Company is authorized to issue 300,000,000 shares of preferred stock. The preferred stock has a preference over the common stock to the assets of the Company in the event of liquidation or dissolution of the Company.

     The Company has designated 100,000,000 shares of Series A 1% convertible preferred stock, of which none are issued and outstanding. The Company is required to pay the 1% dividend within 90 days of the close of this offering. The holders of the Series A shares have no voting rights, but have the right to convert ten shares of Series A stock into one share of common stock after five years from the date of issuance of the Series A stock.

     The Company has designated 100,000,000 shares of Series B convertible preferred stock, of which no shares have been issued.

     The Company has designated 100,000,000 shares of Series C convertible preferred stock, of which no shares have been issued

TRANSFER  AGENT

     The  corporation  will  act  as  its  agent  for  the  transfer  of shares.


                                   LITIGATION

     There are no court or administrative proceedings pending or threatened against the Company, its subsidiaries or its properties.

                                  LEGAL MATTERS

     The legality of the shares of preferred stock offered hereby will be passed upon for the Company by the Law Offices of Michael A. Cardenas, Encino, California. Mr. Cardenas is a member of the Board of Directors and owns 3% of the outstanding common stock in the Company.

                                     EXPERTS

     The consolidated balance sheet of the Company as of February 28, 2001, and the related consolidated statements of operations, shareholders' equity and cash flow for the Company since inception, have been audited by Harold Y. Spector, C.P.A., an independent public accountant, as indicated in his report with respect thereto, and are included herein in reliance upon the authority of that firm as experts.

                                   Appendix A

                              Financial Statements

(888)584-5577                   HAROLD Y. SPECTOR       90 SOUTH LAKE AVENUE
FAX (626)584-6447          Certified Public Accountant  SUITE 723
hspectorcpa@earthlink.com                               PASADENA, CALIFORNIA 911

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


To the Board of Directors and Stockholders of Futura CC, Inc.

I have audited the accompanying balance sheet of Futura CC, Inc., (a Nevada corporation in the development stage) as of February 28, 2001 and the related statements of operations, stockholders' deficit, and cash flows for the period from Inception March 14, 2000 to February 28, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted this audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provided a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Futura CC, Inc. as of February 28, 2001, and the results of its operations and its cash flows for the period from Inception March 14, 2000 to February 28, 2001 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the Note 9 to the financial statements, the Company has incurred net losses since its inception, and has a net worth deficit. Those conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters also are described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/  Harold Y. Spector
Pasadena,  CA
May  22,  2001

                                 FUTURA CC, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                February 28, 2001



                              ASSETS

Current Assets
    Cash                                              $  5,000
                                                      ---------
    Total Current Assets                                 5,000
                                                      ---------
Fixed Assets                                                 0
                                                      ---------
Other Assets                                                 0
                                                      ---------
    TOTAL ASSETS                                      $  5,000
                                                      =========

               LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
    Accounts Payable                                  $  7,500
                                                      ---------

Total Current Liabilities                                7,500
                                                      ---------
Long-Term Liabilities
    Officers' Loans                                     29,628
                                                      ---------

Total Long-Term Liabilities                             29,628
                                                      ---------

Total Liabilities                                       37,128
                                                      ---------
Stockholders' Deficit
    Common Stock                                         5,000
    Accumulated Deficit during the development stage   (37,128)
                                                      ---------
    Total Stockholders' Deficit                        (32,128)
                                                      ---------
    TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT       $  5,000
                                                      =========

The  accompanying  notes  are  an  integral part of these financial            2
                            statements

                                 FUTUPA CC, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
        For the Period from Inception March 14, 2000 to February 28, 2001


REVENUE                                 $         0

COST AND OPERATING EXPENSES                 37, 128
                                        ------------
NET LOSS BEFORE INCOME TAXES               (37, 128)

PROVISION FOR INCOME TAXES                        0
                                        ------------
NET LOSS                                $   (37,128)
                                        ============
NET LOSS PER SHARE - BASIC AND DILUTED  $     (0.00)
                                        ============
WEIGHTED AVERAGE SHARES OUTSTANDING      50,000,000
                                        ============

The  accompanying  notes  are  an  integral part of these financial            3
                            statements

                                 FUTUPA CC, INC.
                          (A Development Stage Company)
                       STATEMENT OF STOCKHOLDERS' DEFICIT
        For the Period from Inception March 14, 2000 to February 28, 2001

                                  Common  Stock      Accumulated
Balance at Inception            Shares      Amount     Deficit     Total
                              --------------------------------------------
  March 14, 2000                       0   $      0   $      0   $      0

Issued Stock for Cash         50,000,000      5,000                 5,000

Net Loss during the period                             (37,128)   (37,128)
                              --------------------------------------------
Balance at February 28, 2001  50,000,000   $  5,000   $(37,128)  $(32,128)
                              ============================================


The  accompanying  notes  are  an  integral part of these financial            4
                            statements

                                 FUTURA CC, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
        For the Period from Inception March 14, 2000 to February 28, 2001


CASH FLOW FROM OPERATING ACTIVITIES:
    Net Loss                                      $(37,128)
    Adjustments to reconcile net loss to net
        cash provided by operating activities:
            Increase in Accounts Payable             7,500
                                                  ---------
    Net cash used by operating activities          (29,628)
                                                  ---------
CASH FLOW FROM INVESTING ACTIVITIES                      0
                                                  ---------
CASH FLOW FROM FINANCING ACTIVITIES:
    Proceeds from Officers' Loan                    29,628
    Proceeds from issuing of common stock            5,000
                                                  ---------
    Net cash provided from financing activities     34,628
                                                  ---------
NET INCREASE IN CASH                                 5,000

CASH BALANCE AT MARCH 14, 2000 (INCEPTION)               0
                                                  ---------
CASH BALANCE AT FEBRUARY 28, 2001                 $  5,000
                                                  =========
SUPPLEMENTAL DISCLOSURE:
    Interest Paid                                 $      0
                                                  =========
    Taxes Paid                                    $      0
                                                  =========


The  accompanying  notes  are  an  integral part of these financial            5
                            statements

                                 FUTURA CC, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS


NOTE  1  -  GENERAL

Futura CC, Inc., (the "Company") was incorporated under the laws of the state of Nevada on March 14, 2000. On February 27, 2001, the Company filed and was authorized to do any legal business activity in the state of California where the corporate headquarters is located. The Company also maintains a regional office in Croatia.

The Company was formed for the purpose of investment in tourism opportunities in the Republic of Croatia. The Company intends to purchase various tourism-based assets such as hotels, casinos, and recreational facilities.

The Company's activities to date have been limited to organization and capital formation. The Company has not commenced planned operations since inception. The Company is considered a development stage company as defined under Financial Accounting Standards Board ("FASB") Statement No. 7.

NOTE  2  -  SUMMARY  of  SIGNIFICANT  ACCOUNTING  POLICIES

Use  of  Estimate

In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from these estimates.

Revenue  Recognition

The Company did not conduct any business operations since inception, and consequently, has not generated any operating revenue. Revenue will be recognized when the operations commenced.

Cash  and  Cash  Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Fixed  Assets

As of February 28, 2001, the Company does not maintain or control any fixed assets.

Income  Taxes

The Company accounts income taxes in accordance with Financial Accounting standards Board Statement No. 109.

                                 FUTURA CC, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS


NOTE  2  -  SUMMARY of SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent  Accounting  Pronouncement

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS No. 138, which was issued in June 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments. The Company currently does not use derivative financial products for hedging or speculative purposes and as a result, does not anticipate any impact on the Company's financial statements.

NOTE  3  -  ACCOUNTS  PAYABLE

As  of  February  28,  2001,  accounts  payable included an audit fee of $7,500.

NOTE  4  -  OFFICERS'  LOAN

As of February 28, 2001, there was a balance due to an officer of $29,628. The balance was incurred from administrative expenses paid by the officer on behalf of the Company. The loan is unsecured and bears no interest.

NOTE  5  -  PROVISION  FOR  INCOME  TAXES

No provision for income taxes was provided in the accompanying statement of operations. Due to net operating losses and the uncertainty of realization, no tax benefit has been recognized for operating losses.

NOTE  6  -  NET  LOSS  PER  SHARE

Net loss per share is computed based on the weighted average number of shares of common stock outstanding during the period. Basic net loss per share for the period from Inception March 14, 2000 to February 28, 2001 is $0.00. Diluted net loss per share is the same as basic net loss per share due to the lack of dilutive items in the Company.

NOTE  7  -  STOCKHOLDERS'  EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock at February 28, 2001:

     Series A Preferred Stock, nonvoting, $0.0001 par value; authorized 100,000,000 shares; no issued and outstanding shares.

     Series B Preferred Stock, nonvoting, $0.0001 par value; authorized 100,000,000 shares; no issued and outstanding shares.

     Series C Preferred Stock, nonvoting, $0.0001 par value; authorized 100,000,000 shares; no issued and outstanding shares.

     Common stock, $0.0001 par value; authorized 100,000,000 shares; issued and outstanding 50,000,000 shares.

                                 FUTURA CC, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS


NOTE  7  -  STOCKHOLDERS'  EQUITY  (Continued)

The holders of preferred stock have a preference over the common stock to the assets of the Company in the event of liquidation or dissolution of the Company.

The Series A Preferred Stock pay an annual dividend of 1% per annum, first dividend due 90 days after the record date of sale (See Note 8), are convertible to common stock at the rate of ten(10) preferred shares to one(1) share of common stock after five years, and are restricted from sale for a period of one year and one day after the record date of sale.

NOTE  8  -  PREFERRED  STOCK  OFFERING

On August 30, 2000, the Company conducted a self-written offering of 100,000,000 Series A Preferred Shares at $1.00 per share which will be sold to the Croatian general public in exchange for 80% of the value of their Ljubljanska Banka hard currency deposits set forth in the purchaser's bank books. The value of the hard currency deposits in the bank books will be calculated based on the prevailing rate of exchange for the foreign currency as reported by Reuters on the record date of transfer of the shares to the Company.

As  of  February  28,  2001,  the  Company  did  not  sell  any  shares.

NOTE  9  -  GOING  CONCERN

The accompanying financial statements are presented on the basis that the Company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. As shown in the accompanying financial statements, the Company has incurred net losses of $37,128 since inception, and as of February 28, 2001, the Company has a net worth deficit of $32,128. Furthermore, the Company has not conducted any operations of any kind, has no revenues, and no potential sources on income for the foreseeable future to cover its operation costs.

As discussed in Note 8 to the financial statements, the Company is planning to conduct a private placement offering of 100 million shares of Series A Preferred Stock at $1 per share to exchange Ljubjanska Banka bank books in order to request the bank to honor its deposit commitments and allow the Company to obtain the needed initial capital for the purchase of tourism based assets. The Company continued existence depends on the success of this offering and its future operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24:

Nevada State law as well as the by laws of the corporation provides for the indemnification of officers as well as directors.


Item  25:

Itemized  Expenses  of  the  Offering:


     Printing  and  Engraving                    $   3,000.00 (Estimated)
     Accounting                                  $   5,000.00 (Estimated)
     Travel  &  Entertainment                    $  10,000.00 (Estimated)

No separate premiums have been or will be paid for the issuance of insurance or indemnification of the officers and directors of the corporation.


Item  26:

Securities  Sold  Within  Three  Years:

(a) 50,000,000 shares of common stock were sold to the founders of the corporation at the par value of $0.0001 per share.

(b)     No  underwriters  were  used  for  the  previous  sale  of  shares.

(c) 50,000,000 shares of common stock were sold to the founders of the corporation at the par value of $0.0001 per share which resulted in the receipt of $5,000.00 in cash for the corporation. There were no underwriting discounts or commissions with respect to the sale of the shares.

(d) The previous sale of the common stock to the founders of the corporation was exempt under Regulation D of the Securities Act.

(e) The previously sold shares were of common stock and did not consist of securities convertible or exchangeable into equity, nor warrants or options representing equity securities.

(f) No prior registration statement has been filed by the corporation and no predecessor issuer exists and thus there are no existing periodic reports as required by sections 13(a) or 15(d) of the Exchange Act.

Item  27:

Exhibits:

1.     No  exhibit  attached  as  no  underwriting  agreement  exists.
2.     No  exhibit  attached  as  no  plan  of  acquisition,  reorganization,
       arrangement,  liquidation  or     succession  exists.
3(i).  Articles  of  Incorporation  are  attached  hereto.
3(ii). By  Laws  are  attached  hereto.
4. No exhibit is attached as there are no exhibits defining the rights of holders including indentures
5.     No  exhibit  is  attached  as  no  opinion  re: legality has been issued.
6.     No  exhibit  required.
7.     No  exhibit  required.
8.     No  exhibit  is attached as no opinion re: tax matters has been rendered.
9.     No  exhibit  is  attached  as  there  are  no  voting  trust  agreements,
10.    No  exhibit  attached  as  there are no material contracts in existence.
11.    No  exhibit  is  attached  as  there  are  no  earnings and therefore no
       statement  re:  computation     of  per  share  earnings.
12.    No  exhibit  required.
13.    No  exhibit  is  attached  as  no  annual  or  quarterly  reports exist.
14.    No  exhibit  required.
15.    No  exhibit  is  attached  as  there  is  no unaudited interim financial information.
16.    No  exhibit  is  attached  as  there  has  been  no change in certifying accountant.
17.    No  exhibit  is  attached as there have been no director's resignations.
18.    No  exhibit  is  attached  as  there  have been no changes in accounting principles.
19. No exhibit is attached as there have been no reports issued to security holders.
20.    No  exhibit  is  attached  as  there  have  been  no  other documents or
       statements  issued  to     security  holders.
21.    No  exhibit  is attached as there are no subsidiaries of the registrant.
22.    No  exhibit  is  attached  as  there  are no published reports regarding
       matters  submitted  to     vote.
23.    No  exhibit  is  attached  as  there are consents of experts or counsel.
24.    No  exhibit  is  attached  as  there  are  no  powers  of  attorney.
25. No exhibit is attached as there are no trustees nor statements of eligibility for any trustee.
26.    No exhibit is attached as there are no invitations for competitive bids.
27.    No  exhibit  is  attached  as  there  are  no  financial data schedules.
28.    No  exhibit  required.


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